Exhibit 32.2

                  CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
                           PURSUANT TO 18 U.S.C. 1350
                 (SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)


     I, Michael Gibilisco, Vice President and Chief Financial Officer (principal financial officer) of Clubhouse Videos, Inc. (the "Registrant"), certifies that to the best of my knowledge, based upon a review of the Annual Report on Form 10-KSB for the period ended December 31, 2003 of the Registrant (the "Report"):

          (1) The Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.



Date:  April 14, 2004

/s/  Michael Gibilisco
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     Michael Gibilisco, Vice President
     (Principal Financial Officer)